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                                  EXHIBIT 16.1


[ARTHUR ANDERSEN LLP LETTERHEAD]

March 30, 2000


Mr. John V. Cracchiolo, Chief Financial Officer
QuadraMed Corporation
22 Pelican Way
San Rafael, California  94901

Dear Mr. Cracchiolo:

        This is to confirm that the client-auditor relationship between QuadraMed Corporation (Commission File Number 0-21031 and Arthur Anderson LLP has ceased.

                                            Very truly yours,


                                            /s/ Arthur Anderson LLP
                                            Arthur Anderson LLP



Copy to SEC Office of the Chief Accountant


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